Exhibit 99.906CERT

Form N-CSR Item 19(b) Exhibit

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certify in their capacity as Principal Financial Officer and Principal Executive Officer, respectively, of Morgan Stanley Europe Opportunity Fund, Inc. that:

(a)	the Semiannual Report of the Morgan Stanley Europe Opportunity Fund, Inc. on Form N-CSR for the period ended April 30, 2025 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Morgan Stanley Europe Opportunity Fund, Inc. for such period.

A signed original of this written statement required by section 906 has been provided to the Morgan Stanley Europe Opportunity Fund, Inc. and will be retained by the Morgan Stanley Europe Opportunity Fund, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Morgan Stanley Europe Opportunity Fund, Inc.

Date: June 16, 2025

/s/ Francis J. Smith
Francis J. Smith
Principal Financial Officer

Date: June 16, 2025

/s/ John H. Gernon
John H. Gernon
Principal Executive Officer